Exhibit 10.10

AMENDED AND RESTATED

BATS GLOBAL MARKETS, INC.

2008 STOCK OPTION PLAN

ORIGINALLY ADOPTED: JANUARY 1, 2008

AMENDED AND RESTATED AS OF: APRIL 3, 2009

EFFECTIVE DATE: JANUARY 1, 2008

SECTION 1. ESTABLISHMENT AND PURPOSE

BATS Global Markets, Inc. (f/k/a BATS Holdings, Inc.), a Delaware corporation (the “Company”), adopted the BATS Holdings, Inc. 2008 Stock Option Plan, effective January 1, 2008 (“Former Plan”) for the purpose of providing a means by which selected Associates, may be given an opportunity to benefit from increased financial performance of the Company through the granting of Nonstatutory Stock Options. Pursuant to Section 14.1 thereof, the Former Plan was amended and restated in the form of this Amended and Restated BATS Global Markets, Inc. 2008 Stock Option Plan (the “Plan”), as of the date set forth above in order to reflect a change in the name of the Company and to make certain other technical changes.

Subject to Section 14.4, as of the Effective Date of the Plan, all outstanding Stock Awards under the Former Plan shall be governed by and subject to the terms of this Plan.

The Former Plan is a successor to the BATS Trading, Inc. Stock Option Plan and certain holders of options under that plan were granted options under the Former Plan pursuant to that certain Contribution and Exchange Agreement, dated effective as of January 1, 2008, by and among BATS Holdings, Inc., BATS Trading, Inc., the stockholders of BATS Trading, Inc. and the holders of options issued under the BATS Trading, Inc. Stock Option Plan pursuant to which the stockholders of BATS Trading, Inc. contributed their shares of BATS Trading, Inc. common stock to BATS Holdings, Inc. in exchange for shares of common stock of BATS Holdings, Inc. in a transaction under Section 351 of the Internal Revenue Code, as amended, and the holders of options under the BATS Trading, Inc. Stock Option Plan agreed to the cancellation of such options and the substitution of options under the Former Plan. As of the Effective Date, all outstanding Stock Awards under the BATS Trading, Inc. Stock Option Plan shall be governed by and subject to the terms of this Plan.

SECTION 2. DEFINITIONS

2.1	Affiliate: Any entity in which the Company owns a controlling interest under Treas. Reg. § 1.414(c)-2(b)(2)(i), but determined by applying the phrase “at least 50 percent” in place of the phrase “at least 80 percent” each time it appears in such Treasury Regulations or Section 1563(a) of the Code.

2.2	Associate: Any employee, officer, or Director of the Company or an Affiliate.

2.3	Board: The Board of Directors of the Company.

2.4	Change in Control: For purposes of this Plan, a “Change in Control” shall mean: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than (a) a merger or consolidation in which stockholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power of the acquiring or controlling corporation, and in no event less than a majority of such stock voting power; (b) a transaction the principal purpose of which is to change the State of the Company’s incorporation; or (c) a merger of the Company into any of its wholly owned subsidiaries); or (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty (50%) percent of the combined voting power entitled to vote in the election of Directors, provided that, to the extent required to avoid a violation of Section 409A of the Code, a Transaction shall not be considered a Change in Control unless it constitutes a “change in control event” for purposes of Treas. Reg. § 1.409A-3(i)(5).

2.5	Code: The Internal Revenue Code of 1986, as amended.

2.6	Committee: The Company’s Compensation Committee or any other committee delegated authority pursuant to Section 11.

2.7	Company: BATS Global Markets, Inc., a Delaware corporation.

2.8	Company Stock: Common stock of the Company.

2.9	Continuous Service: Means with respect to an Associate who is an employee of the Company or an Affiliate the period from the date such employee is first employed until there is a termination of employment for purposes of Section 409A of the Code and Treas. Reg. §1.409A-1(h)(ii), and includes periods during which such employee is on sick leave, military leave or a bona fide leave of absence of not more than six months and means with respect to an Associate who is a Director the period from the date such Director first begins to serve as a Director through the date that such Director ceases to provide services to the Company and all Affiliates in any capacity.

2.10	Director: A member of the Board of Directors of the Company.

2.11

Disability: Disability shall mean the Participant is unable with or without reasonable accommodation, in the sole discretion of the CEO, to perform any material portion of his or her duties and responsibilities on behalf of the Company due to a mental or physical condition that is expected to last indefinitely.

2.12	Effective Date: The Plan shall be effective as of the Effective Date of the Former Plan first above written.

2.13	Eligible Associate: An Associate who is eligible to participate in the Plan in accordance with Section 5.

2.14	Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

2.15	Fair Market Value: The value of the Company Stock, determined as follows for any date:

(1) If the Company Stock is publicly traded, Fair Market Value shall be determined as of the last business day for which the prices or quotes are available prior to the date an NSO is granted and shall mean the official closing price of the primary market where the stock is listed for trading on the on the trading date on which the NSO is granted; or

(2) If the Company Stock is not publicly-traded at the time an NSO is granted under this Plan, “Fair Market Value” shall be deemed to be the fair value of the Company Stock as determined by the Board, in its sole discretion, using a reasonable application of a reasonable valuation method and after taking into consideration all available information material to the determination of such value, including without limitation recent sale and offer prices of Company Stock in private transactions negotiated at arm’s length.

2.16	Nonstatutory Stock Option or NSO: An option to acquire Company Stock granted pursuant to the Plan which is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2.17	Optionee: A person to whom an NSO is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding NSO.

2.18	Participant: An Eligible Associate who is designated as a Participant under the Plan in accordance with Section 5.

2.19	Plan: The Amended and Restated BATS Global Markets, Inc. 2008 Stock Option Plan as in effect from time to time.

2.20	Rule 16b-3: Rule 16b-3 of the Exchange Act or any successor to the Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.21	Securities Act: The Securities Act of 1933, as amended.

2.22	Stock Award: Any right to receive an NSO.

2.23	Stock Option Award Agreement: A written agreement between the Company and an Optionee evidencing the terms and conditions of an individual NSO grant under a Stock Award. Each Stock Option Award Agreement shall be subject to the terms and conditions of the Plan.

2.24	Withholding Obligation: An amount equal to the aggregate minimum federal, state and local income and employment taxes that the Company is obligated to withhold and deposit on behalf of an Optionee with respect to the exercise of a Stock Award.

SECTION 3. ADMINISTRATION

3.1 Administration. Subject to Section 11, the Plan shall be administered by the Chief Executive Officer (“CEO”).

3.2 Administrative Powers. Subject to Section 11, the CEO shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To issue Stock Awards in accordance with the terms of this Plan, under whatever terms and conditions the CEO deems necessary or desirable in order to carry out the purposes of the Plan.

(b) To determine who is eligible under the Plan.

(c) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type of Stock Award shall be granted, the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Company Stock pursuant to a Stock Award; and the number of shares which shall be granted to each such person under a Stock Award.

(d) To construe and interpret the Plan and Stock Awards granted under it and any instruments or agreements relating to the Plan, and to establish, amend and revoke rules and regulations and standards and procedures for its administration. The CEO in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Option Award Agreement or other instrument or agreement, in a manner and to the extent the CEO shall deem necessary or expedient to make the Plan fully effective.

(e) To amend a Stock Award as provided in Section 14.

(f) To determine the exercise price and the term of each NSO.

(g) To determine the terms and conditions, which need not be identical, of each NSO and each Stock Option Award Agreement.

(h) To determine whether, to what extent, under what circumstances, and by what method or methods an NSO may be settled, exercised, canceled, forfeited or suspended.

(i) To establish, amend, suspend or waive such rules and regulations and standards and procedures and appoint such agents as it shall deem appropriate for the proper administration of the Plan.

(j) To make any other determination and take any other action that the CEO deems necessary or desirable for administration of the Plan.

3.3 Actions of CEO. All actions and all interpretations and determinations made by the CEO (or the Board or the Committee pursuant to Section 11) in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. Neither the CEO nor any member of the Board or Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and the CEO and all members of the Board and Committee shall be fully protected by the Company with respect to any action, determination or interpretation.

SECTION 4. SHARES SUBJECT TO PLAN

4.1 Number of Shares. Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards under the Plan, Former Plan and BATS Trading, Inc. Stock Option Plan shall not exceed in the aggregate One Million Five Hundred Thousand (1,500,000) shares of the Company Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Company Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

4.2 Source of Shares. The Company Stock subject to the Plan may be authorized by unissued shares or shares acquired by the Company on the market or otherwise.

4.3 Government Regulation. The Company shall at all times during the term of this Plan reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority to issue and to sell, the number of shares of Company Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of Company Stock hereunder shall relieve the Company of any liability in respect of failure to issue or sell Company Stock as to which the requisite authority has not been obtained.

SECTION 5. ELIGIBILITY AND PARTICIPATION

Eligible Associates shall be eligible to participate in the Plan if they are designated as a “Participant” by the CEO, the Board or the Committee.

SECTION 6. STOCK AWARDS

6.1 Stock Awards. The CEO may grant NSOs under Stock Awards to Eligible Associates. The CEO will determine the number of shares of Company Stock to be awarded under each Stock Award, including the number of shares subject to be issued as a Nonstatutory Stock Option. The CEO shall designate the Eligible Associates allowed to receive a Stock Award. The Stock Award to an Eligible Associate need not contain similar provisions or be for the same number of shares of Company Stock as the Stock Award to any other Associate. The CEO shall have the discretion to establish different amounts of shares for different Eligible Associates based on different criteria, terms and conditions for different Eligible Associates.

6.2 Vesting. Each Stock Option Award Agreement shall establish a vesting schedule for NSOs. Each of the foregoing vesting schedules may differ from vesting schedules established under Stock Option Award Agreements for other Associates.

SECTION 7. NONSTATUTORY STOCK OPTIONS

7.1 Nonstatutory Stock Options. A Nonstatutory Stock Option (“NSO”) may be granted to any Eligible Associate of the Company or an Affiliate. A grant of an NSO, shall be in such form and shall contain such terms and conditions as the CEO shall deem appropriate. A separate certificate or certificates will be issued for shares purchased on exercise of an NSO. The provisions of separate NSO’s need not be identical, but each NSO shall include (through incorporation of provisions hereof by reference in the Stock Option Award Agreement or otherwise) the substance of subsections 7.2 through 7.14.

7.2 Term. The provisions of subsections 7.8, 7.9 and 7.10 notwithstanding, an NSO must be exercised within five (5) years from the Grant Date stated in the Stock Option Award Agreement. In the event of any partial exercise of the NSO, the portion of the NSO exercised shall be for the shares subject to the NSO which became exercisable at the earliest date. To the extent not previously exercised or terminated, an NSO shall terminate and the Shares covered thereby shall revert to and become available for issuance under the Plan immediately following the fifth anniversary of the Grant Date.

7.3 Price. The exercise price per share of Company Stock purchasable under an NSO shall be determined by the CEO, provided however, that the exercise price shall not be less than one hundred (100%) percent of the Fair Market Value of a share of Company Stock at the time that the NSO is granted, but in no event less than the par value of the share of Company Stock.

7.4 Time of Exercise. An NSO to purchase a share of Company Stock may not be exercised until after the date on which the NSO was granted and the date on which the share of Company Stock is vested. Except as provided in the Stock Option Award Agreement, an NSO may be exercised in whole or in part at any time during its term. No NSO may be exercised for a fractional share of Company Stock.

7.5 Consideration. An Optionee must pay the Company at the time of exercise of a

Stock Award the sum of (i) the exercise price of the Company Stock to be acquired pursuant to the exercise and (ii) the Withholding Obligation. Such payment shall be made pursuant to the terms of the applicable Stock Option Award Agreement and payment options may include: (i) directing the Company to reduce the number of shares of Company Stock delivered to the Optionee, or (ii) payment in cash or by surrendering previously acquired shares of Company Stock having a Fair Market Value at the time of exercise equal to the payment obligation.

7.6 Transferability. An NSO shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the NSO is granted only by such person or by any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the NSO is granted may, by delivering written notice to the CEO as provided in subsection 7.10 below, in a form satisfactory to the CEO, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the NSO.

7.7 Vesting. The total number of shares of Company Stock subject to an NSO shall vest and become exercisable as provided in the Stock Option Award Agreement. Vesting based on service shall count all Continuous Service provided by an Eligible Associate. Notwithstanding the immediately preceding sentence, the shares of Company Stock subject to an NSO shall be one hundred (100%) percent vested upon the occurrence of a Change in Control.

7.8 Termination of Continuous Service. If an Optionee’s Continuous Service terminates for any reason other than Disability or Death, then if the Optionee has not exercised his or her NSO within ninety (90) days after the date of such termination or within the time specified in the Stock Option Award Agreement, the NSO shall terminate and the shares covered by such NSO such revert to and again become available for issuance under the Plan.

7.9 Disability of Optionee. If an Optionee holding an NSO which has not expired or terminated becomes Disabled and his or her Continuous Service to the Company and its Affiliates ceases by reason thereof, then the NSO held by such Optionee may be exercised at any time within the six (6) month period following such cessation of Continuous Service by virtue of the Disability (to the extent that the Optionee was entitled to exercise the NSO of the date of termination, provided however that a Stock Option Award Agreement may provide for the acceleration of exercisability in the event of Disability). If, at the date of cessation of Continuous Service, the Optionee is not entitled to exercise the entire NSO, the shares covered by the unexercisable portion of the NSO shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after cessation of Continuous Service, the Optionee does not exercise his or her NSO within the time specified herein, the NSO shall terminate, and the shares covered by such NSO shall revert to and again become available for issuance under the Plan.

7.10 Death of Optionee. If an Optionee holding an NSO which has not expired or terminated shall die, then the estate of such deceased Optionee, the person or persons to whom the Optionee’s rights under the NSO were transferred by will or by the laws of descent and distribution, or the beneficiary designated by the Optionee in a written designation signed by the Optionee and filed with and approved by the Board prior to the Optionee’s death may, at any time within one (1) year after the date of such death (whether or not the six (6) month period specified above in the event of Disability, if applicable, had commenced to run on the date of his or her death) exercise all such NSO’s to the extent such Optionee was entitled to exercise such NSO’s as of the date of the Optionee’s death, provided however, that a Stock Option Award Agreement may provide for the acceleration of exercisability in the event of death. Any such exercise shall be affected by written notice to the Company from the person entitled to exercise the NSO and the person or persons giving the same shall furnish to the Company such other documents or papers as the Company may reasonably require, including without limitation evidence of the authority of such person or persons to exercise the NSO and evidence satisfactory to the Company that any death taxes payable with respect to such shares have been paid or provided for. If, at the time of death, the Optionee was not entitled to exercise the entire NSO, the shares covered by the unexercisable portion of the NSO shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after death, the NSO is not exercised within the time specified herein, the NSO shall terminate, and the shares covered by such NSO shall revert to and again become available for issuance under the Plan.

7.11 Right to Cash Out NSOs. In the event an NSO is exercised following the date the Optionee’s Continuous Service terminates, in lieu of delivering option shares to the Optionee following such exercise, the Company may, in its sole discretion, fully discharge its obligations under the NSO with respect to such exercise by making a cash payment to the Optionee in an amount equal to the excess of the aggregate Fair Market Value of the option shares on the date of exercise over the sum of the exercise price for such shares and the Withholding Obligation.

7.12 Rights Prior To Exercise of NSO. An Optionee shall have no rights as a stockholder of the Company, including but not limited to rights to dividends, with respect to the shares of Company Stock subject to an NSO until payment of the exercise price and delivery to the Optionee of such shares as provided herein.

7.13 Investors Rights Agreement. The right of an Optionee to receive shares of Company Stock upon exercise of an NSO shall be expressly conditioned on such Optionee agreeing to and actually becoming a party to and bound by the Investors Rights Agreement then in effect by and among the Company and its stockholders.

7.14 Company Call Right. For a period of ninety (90) days following the termination of an Optionee’s Continuous Service for any reason, Company shall have the right, but not the obligation, to elect to redeem all, or any portion, of the shares of Company Stock received by Optionee upon the exercise of the Option and still owned by the Optionee on the date of such termination. The redemption price shall be payable in a lump sum in cash payment and shall be equal to the Fair Market Value of the shares of Company Stock being redeemed on such termination date. Company shall give written notice of its intent to redeem Company Stock to the Optionee within such ninety (90) day period. The actual redemption shall occur on such date as Company may specify and may occur after the end of such ninety (90) day period. The Committee may adopt, from time to time, rules or procedures governing such redemption transactions which shall be binding on Optionee.

7.15 Stock Option Award Agreements. NSO’s granted pursuant to this Plan shall be evidenced by Stock Option Award Agreements in such form as the Board shall from time to time provide. Such Stock Option Award Agreements shall contain the terms and conditions set forth in this Plan for such agreements, including but not limited to the following: (i) time and method of payment; (ii) number of shares of Company Stock to which the agreement pertains; and (iii) NSO Term.

SECTION 8. INITIAL PUBLIC OFFERING

Notwithstanding anything else contained herein, the shares of Company Stock subject to an NSO shall be one hundred (100%) vested one (1) year following the effectiveness of a registration with the Securities and Exchange Commission (the “Registration”) of any Company Stock pursuant to a plan for the initial public offering of Company Stock. Upon the effectiveness of such Registration, and notwithstanding anything herein to the contrary, the Optionee must comply with all securities laws that apply to such Optionees and any stock received upon exercise of any NSOs. At such time, the Board may also amend this Plan in order to comply with any securities laws or regulations, including, without limitation, Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder, combine this Plan with another plan that complies with such laws and regulations. No new Stock Awards may be made under this Plan after the effective date of such Registration.

SECTION 9. RESPONSIBILITIES OF THE COMPANY

9.1 Availability of Shares During the term of the Stock Awards. The Company shall keep available at all times the number of shares of Company Stock required to satisfy the Stock Awards.

9.2 Governmental Authority. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Company Stock upon exercise of the Stock Awards, provided however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

SECTION 10. USE OF PROCEEDS

Proceeds from the sale of stock pursuant to exercise of the NSOs shall constitute general funds of the Company to be held and used in the same manner as any other part of the

Company’s general assets.

SECTION 11. DELEGATION OF AUTHORITY

The CEO shall administer all aspects of the Plan for all Eligible Associates. The Board is authorized to delegate to a Committee the authority to administer all aspects of the Plan for Participants. Upon any such delegation, the Committee shall have full power, authority and discretion to administer and interpret the Plan and to adopt such rules, regulations, formulae, procedures, agreements, guidelines and instruments for the administration of the Plan, and to appoint an Administrator to conduct administrative tasks, all as the Committee deems necessary or advisable; provided however that the Committee’s (and its delegatee’s) actions shall be consistent with any formulas, procedures, regulations, guidelines, instruments or rules that have been adopted or approved by the Board. Also, notwithstanding the above, only the Board may select and grant NSOs to persons who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or otherwise take action with respect to NSOs granted to such individuals. Also notwithstanding the above, the Board must also approve any proposed NSO grants that would allow any one Eligible Participant to purchase one hundred thousand (100,000) shares or more of the Company Stock, either alone or in combination with all other NSOs granted to that individual under this plan.

SECTION 12. RULES AND PROCEDURES

12.1 Changes in Vesting or Exercise Windows. The CEO shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest or to extend the period during which an NSO may be exercised following a termination of Continuous Service, notwithstanding the provisions in the Stock Option Award Agreement stating the time at which it may first be exercised, the time during which it will vest or the window during which an NSO may be exercised following a termination of Continuous Service. In no event, however, may the window during which an NSO may be exercised extend beyond the fifth anniversary of the Grant Date.

12.2 Rights of Stockholder. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

12.3 No Right To Employment. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or an Affiliate to terminate the employment of any Associate with or without cause. The Company or an Affiliate may at any time terminate the employment of a Participant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or a Stock Option Award Agreement.

12.4 Investment Knowledge. The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 7.6 as a condition of exercising an NSO or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The sale of any NSO granted pursuant to this Plan or sale of any shares purchased pursuant to the exercise of such by any Optionee who has given the investment representation required, or other person or persons attempting to sell any such NSO or shares shall be made in full compliance with Rule 144 of the Securities Act and any attempted sale of such NSO or shares that fails to so comply shall be deemed null and void by the Company. The foregoing requirements, and assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable security laws. The Company may require the Stock Award holder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such Stock Award holder or permitting the Stock Award holder to exercise such Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to legends restricting the transfer of the stock.

12.5 Non-Transferable. No Stock Award, or any portion of any Stock Award, granted pursuant to this Plan shall be assignable or transferable by the Recipient of the Stock Award, otherwise than by the will or the laws of descent and distribution, provided however that a Recipient may designate a beneficiary to exercise an NSO after the Recipient’s death pursuant to a written designation of beneficiary filed with and approved by the CEO prior to the Recipient’s death.

12.6 Conditions To Delivery of Stock. No shares of Company Stock shall be delivered pursuant to any Stock Award, including but not limited to the exercise of any NSO, in whole or in part, until (i) there shall have been such compliance as the CEO may deem necessary or advisable with respect to any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification or sale of securities and (ii) in the case of the exercise of an NSO, payment in full of the exercise price for the exercise of the NSO is received by the Company as permitted in the Stock Option Award Agreement.

12.7 No Right to NSOs. No Associate or other person shall have any right to be granted NSOs under the Plan, and there is no obligation for uniformity of treatment of Associates

(including Eligible Associates), Participants, Optionees or their beneficiaries under the Plan.

12.8 Stock Certificates. All certificates for shares of Company Stock delivered in accordance with any Stock Award issued under the Plan shall be subject to such stock-transfer orders and other restrictions as the CEO may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. with respect to its Automated Quotation System, any stock exchange upon which Company Stock is then listed, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

12.9 No Liability. It is the intent of the Company that all NSOs be exempt from the provisions of Section 409A of the Code, or, alternatively, comply with the requirements of Section 409A of the Code. Such intent notwithstanding, however, the Company shall in no event have any liability to any Participant, or obligation to make any additional payment to any Participant, with respect to any additional tax, interest or penalty that may be imposed on a Participant under Section 409A of the Code.

SECTION 13. ADJUSTMENTS UPON CHANGES IN STOCK

13.1 Adjustments Upon Change. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to Section 4, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. Such adjustments shall be made such that the adjustment does not result in the grant of a new option for purposes of Section 409A of the Code. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

13.2 Effect Upon Shares of Change. Upon the occurrence of any change subject to subsection 13.1, the excess of the Fair Market Value of the shares of Company Stock subject to an NSO immediately after the change shall not be more than the excess of the Fair Market Value of all shares subject to the NSO immediately before such change. The new NSO or assumption of the old NSO shall not give an Optionee additional rights which the Optionee did not have under the old NSO, or deprive the Optionee of any benefits which the Optionee had under the old NSO. Such change shall in all events be made such that the change does not result in the grant of a new option for purposes of Section 409A of the Code.

13.3 Substitution of Assumption of Stock Awards. In the event of a Change of Control any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection) for those outstanding under the Plan. In the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then (i) with respect to Stock Awards held by persons whose Continuous Service has not terminated prior to such Control Change, the vesting (and if applicable, the exercisability) of Stock Awards held by such persons shall be accelerated immediately prior to such event, and the Stock Awards terminated if not exercised at or prior to such event, and (ii) any Company reacquisition right with respect to shares acquired by such persons under a Stock Award shall lapse immediately prior to such event and the shares held by such persons shall be fully vested. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised prior to such event.

13.4 Dissolution or Liquidation of Company. In the event of the dissolution or liquidation of the Company, any Stock Awards outstanding under the Plan shall terminate if not exercised prior to such event.

SECTION 14. AMENDMENT OF THE PLAN AND STOCK AWARDS

14.1 Amendment of Plan. The Board at any time, and from time to time, may amend, alter, or suspend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 or any NASDAQ or securities exchange listing requirements, or to the extent that the amendment increases the number of shares of Company Stock to be issued under the Plan.

14.2 Stockholder Approval of Amendment. No amendment, alteration or suspension of the Plan shall be made without the approval of the Company’s stockholders that would, except as provided in Section 13, materially increase the total number of shares of Company Stock available under the Plan or would materially increase benefits accruing under the Plan or materially modify the requirements for participation in the Plan. The CEO may, in the s sole discretion, submit any other amendment to the Plan for stockholder approval, including but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3 Non-Impairment of Rights. Rights and obligations under any Stock Award granted before amendment, alteration or suspension of the Plan shall not be impaired by any amendment of the Plan unless (i) the Board requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.4 Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards previously granted under the Plan,

including without limitation previously granted NSOs having higher exercise prices, provided however that the rights of any person under any Stock Award shall not be impaired by any such amendment unless (i) the Board requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing and provided that such amendment does not constitute a grant of a new option for purposes of Section 409A of the Code. The Board may correct any defect, supply an omission or reconcile any inconsistency in the Plan or any Stock Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding Stock Awards or the right or obligation to make future awards of Stock Awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Stock Awards under the Plan as it shall deem appropriate, provided that such adjustment does not result in the grant of a new option for purposes of Section 409A of the Code.

SECTION 15. TERMINATION OR SUSPENSION OF THE PLAN

15.1 Termination of Plan. The Board may terminate the Plan at any time. No Stock Awards may be granted under the Plan after it is terminated.

15.2 Non-Impairment of Rights. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

SECTION 16. EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date of the Contribution and Exchange Agreement referred to in the recitals.

SECTION 17. SEVERABILITY

If any provision of this Plan or any Stock Option Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant, or would disqualify the Plan or any Stock Award or any part of any Stock Award under any law deemed applicable by the CEO, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the CEO, materially altering the intent of the Plan or the Stock Option Award Agreement, it shall be stricken and the remainder of the Plan or any such agreement shall remain in full force and effect.

SECTION 18. WITHHOLDING

In the event that any portion of a Stock Award becomes taxable at any time, the Company’s obligation to deliver any shares of Company Stock shall be subject to the

Participant’s satisfaction of all applicable federal, state and local tax withholding requirements, if any, as well as the withholding requirements of any foreign jurisdictions arising in connection with or under such Stock Award. In that regard, the Participant shall pay the amount of taxes, if any, required by the law of the United States or any applicable foreign jurisdiction to be withheld as a result of or under such Stock Award, as determined by the Company: (a) by withholding from the amount of shares due the Participant; (b) by allowing the Participant to deliver to the Company shares of Company Stock having a fair market value on the date of payment equal to the amount of such required withholding taxes; or (c) by making payment to the Company in the manner specified by the company, including but not limited to, a deduction from any payments of any kind otherwise due to the Participant from the Company or an Affiliate.

SECTION 19. CHOICE OF LAW

The validity, construction and effect of the Plan and rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed these presents as of the 3rd day of April, 2009.

BATS GLOBAL MARKETS, INC.

By:	/s/ Joe Ratterman
Joe Ratterman
Title:	President

CERTIFICATE

The undersigned, as Secretary of BATS Global Markets, Inc., hereby certifies that the above Amended and Restated BATS Global Markets, Inc. 2008 Stock Option Plan was approved and adopted by the Board of Directors of BATS Global Markets, Inc. on April 2, 2009, and approved by the stockholders of BATS Global Markets, Inc. as of April 3, 2009.

/s/ Tamara E. Schademann
Secretary